SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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
Check the appropriate box:
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                                                      Only (as permitted by Rule 14a-6(e)(2))
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[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                 INTERIORS, INC.
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                (Name of Registrant as Specified in Its Charter)

                             The Broderick Committee
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

CONTACT: Paul Schulman, Corporate Investor Communications, Inc. 201-896-5690


FOR IMMEDIATE RELEASE


                       THE BRODERICK COMMITTEE RESPONDS TO
             MANAGEMENT'S ALLEGATIONS IN INTERIORS ELECTION CONTEST

BELTSVILLE, MD December 13, 2000 - The Broderick Committee today responded to certain misleading statements made by management of Interiors, Inc. (OTC BB:
INTXA) ("Interiors") in its recent mailings to stockholders in connection with Interiors' Annual Meeting of Stockholders scheduled for December 15, 2000.

In its mailings, management alleged that the members of The Broderick Committee had no monetary investment in their shares of stock because they were acquired only in a merger transaction. Management failed to point out that the members of The Broderick Committee gave up a valuable ownership interest in the stock of Model Home Interiors in exchange for Interiors stock that has decreased steadily since the transaction. The Broderick Committee contrasted its members' investment in Interiors stock to the lack of investment by Max Munn, Interiors' Chairman of the Board and President and Chief Executive Officer, who owns no shares of Interiors stock and disclaims beneficial ownership of any stock owned by his wife, according to Interiors proxy materials.

Management also gave stockholders the incorrect impression that The Broderick Committee may consider a "fire sale" of Interiors or its profitable business units. Carl McWilliams, a member of The Broderick Committee, said, "The individuals that we have nominated are excited about the opportunity to play a role in the future growth of the company. As stockholders of Interiors, we are eager to take the steps that we believe are necessary to improve stockholder value, primarily by having our experienced nominees execute a business plan that, in our opinion, current directors Max Munn, Roger Lourie and Richard Josephberg have failed to implement successfully. The company's current stock price of $0.13 reflects this failure in our judgment."

Mr. McWilliams added, "The upcoming election of directors is very important to the stockholders of Interiors, and we are very pleased with the support that we have received from other Interiors stockholders. We strongly urge all stockholders to follow our recommendation and to sign, date and return their GOLD proxy cards with a vote FOR our nominees."

The Broderick Committee reminds the stockholders of Interiors to consider the assertions made by management in light of the historical information on the company that The Broderick Committee has provided stockholders and Interiors' recent operational history as a whole.

The Broderick Committee previously reported that Institutional Shareholder Services recommended that the stockholders of Interiors vote FOR The Broderick Committee's nominees to Interiors' Board of Directors.

Shareholders who have questions or need assistance in voting their GOLD proxy card should call Corporate Investor Communications at its toll free number (866) 875-6642.
                           --------------------------